UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                 November 3, 2006
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously announced, on January 12, 2006, Lincoln National Corporation’s (“LNC”) Board of Directors authorized the repurchase of up to $1.6 billion of our securities. This authority was in addition to the $221.6 million, remaining from the previous securities repurchase authority, for a combined repurchase authority totaling $1.82 billion. Purchases may be made on the various stock exchanges, by block trades, in privately negotiated transactions, or by such other means as LNC deems appropriate. After the transaction described below, LNC remains authorized to repurchase from time to time up to $649 million of its securities pursuant to the pre-existing authority.

Pursuant to that authorization, on November 3, 2006, LNC entered into an agreement with Lehman Brothers Finance S.A. (“Lehman Brothers”) regarding its previously announced accelerated stock buyback program. Under the agreement, LNC has agreed to purchase approximately 2.3 million shares of its common stock pursuant to a private transaction from Lehman Brothers for an initial aggregate purchase price of $150 million. We are funding the program with internally generated funds and short-term debt. The repurchased shares will be retired and recorded as a reduction in shareholders’ equity on LNC’s Consolidated Balance Sheet.

Under the Confirmation dated November 3, 2006, which contains the principal terms and provisions governing the program between LNC and Lehman Brothers, LNC may receive from, or be required to pay, Lehman Brothers a price adjustment based on the volume weighted average share price (“VWAP”) of LNC’s common stock during the term of the program less a discount. The price adjustment can be settled in cash or in shares of its common stock at LNC’s option. LNC expects the program to be completed in December of 2006, although in certain circumstances the completion date may be accelerated by Lehman Brothers. In addition, the Confirmation contains other terms governing the program, including, but not limited to, the mechanism used to determine the final settlement of the transaction, the settlement method (whether in shares or cash at LNC’s option), the specific circumstances under which Lehman Brothers is permitted to make adjustments to valuation periods, the specific circumstances under which the program may be terminated early (including mergers, tender offers, and certain other events), definitions of terms used throughout the Confirmation, and various acknowledgements, representations and warranties made by LNC and Lehman Brothers to one another, including representations related to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing guidelines. In certain circumstances, LNC may receive from, or be required to pay, Lehman Brothers a termination payment in the event of an early termination. The early termination payment may be in cash or shares.

In connection with the program, LNC expects that Lehman Brothers will purchase shares of its common stock in the open-market over time. To the extent that Lehman Brothers enters into hedging transactions, it may also be expected to sell shares in the open-market over time.

In the ordinary course of their business, Lehman Brothers and its affiliates have engaged, and may in the future engage, in financial advisory and/or investment banking transactions with LNC and its affiliates. They have received and will receive customary fees and commissions for these transactions.

Cautionary Statements

This document may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future results of sales efforts, the outcome of contingencies, such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•
Problems arising with the ability to successfully integrate our and Jefferson-Pilot Corporation’s businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe and the impact of the application of purchase accounting on results of operations;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of our fixed annuity and life insurance businesses and demand for our products;
•
A decline in the equity markets causing a reduction in the sales of our products, a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, the value of business acquired , deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of our variable annuity products;

•	Ineffectiveness of our various hedging strategies used to offset the impact of declines in the equity markets;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from our assumptions used in pricing our products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	Changes in accounting principles generally accepted in the U.S. that may result in unanticipated changes to our net income;
•
Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of our insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of our companies requiring that LNC realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;
•	Acts of terrorism or war, or pandemics that may adversely affect our businesses and the cost and availability of reinsurance;
•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that we can charge for our products;
•	The unknown impact on our business resulting from changes in the demographics of our client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;
•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. We describe additional risks in our recent Forms 10-K and 10-Q and other documents filed with the Securities and Exchange Commission. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any current intention to update any forward-looking statements to reflect events or circumstances that occur after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By:	/s/ Douglas N. Miller
Douglas N. Miller
Vice President and
Chief Accounting Officer

Date: November 3, 2006